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                                                                     EXHIBIT 4.3



                          AMENDED AND RESTATED GUARANTY

         AMENDED AND RESTATED GUARANTY dated as of August 1, 2000 by OXFORD AUTOMOTIVE, INC. (the "Company") and each of its Subsidiaries set forth on the signature pages hereof or which becomes a party hereto pursuant to Section 22 hereof (the "Subsidiary Guarantors" and together with the Company, collectively, the "Guarantors" and individually a "Guarantor"), in favor of the Administrative Agent, the Collateral Agent, each Lender, each Issuer and each other holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a "Guarantied Party" and, collectively the "Guarantied Parties").

                              W I T N E S S E T H:

         WHEREAS, the Borrowers (as defined below) and the lenders party thereto are parties to a Second Amended and Restated Credit Agreement dated as of May 14, 1999 (as amended the "Existing Credit Agreement") among the Borrowers, the lenders party thereto, the issuers party thereto and Bank One, Michigan, formerly known as NBD Bank, as Agent (the "Existing Agent");

         WHEREAS, the Borrowing Subsidiaries (as defined below) have entered into certain Amended and Restated Guaranty Agreements, each dated as of May 14, 1999 (as amended, the "Existing Guaranty Agreements"), in favor of the Existing Agent for the benefit of the Existing Agent and the lenders party to the Existing Credit Agreement, in connection with the Existing Credit Agreement;

         WHEREAS, (a) the Borrowers, the Existing Agent, the lenders party to the Existing Credit Agreement, Citicorp USA, Inc. ("Citicorp") and Citibank Canada (together with Citicorp, the "Existing Lenders"), as assignees have concurrently herewith entered into the Master Assignment and Acceptance dated as of the date hereof pursuant to which the lenders party to the Existing Credit Agreement have assigned all their right, title and interest in, to and under the Existing Credit Agreement and such other documents and delegated all their respective obligations thereunder to the Existing Lenders and the Existing Lenders have accepted such assignment and assumed such obligations, and (b) Bank One, Michigan it its individual capacity, as the Existing Agent and as Collateral Agent under the Mexican Intercreditor Agreement (as defined therein), Bank One, Canada, as collateral agent for the lender's party to the Existing Credit Agreement (the "Existing Canadian Agent"), Citicorp, as Administrative Agent and Collateral Agent, The Bank of Montreal, as the Funding Agent and the Borrowers have concurrently herewith entered in to the Assignment and Release Agreement dated the date hereof pursuant to which the Existing Agent and the Existing Canadian Agent have resigned as agents for the lender's party to the Existing Credit Agreement and have each assigned all its rights, title and interest in, to and under the Existing Credit Agreement and the "Loan Documents" (as defined in the Existing Credit Agreement) and delegated all its obligations thereunder with respect thereto to the Administrative Agent or the Collateral Agent, as the case may be, and the Administrative Agent or the Collateral Agent, as the case may be, has accepted such assignment and delegation;

         WHEREAS, the Borrowers, the Existing Lenders and the Administrative Agent have agreed to amend and restate the Existing Credit Agreement to provide for such amendments on the terms set forth in the Third Amended and Restated
Credit Agreement dated as of July   ,


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2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among the Company and each of its Subsidiaries set forth on the signature pages thereto (the "Borrowing Subsidiaries" and together with the Company, the "Borrowers"), the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative agent for the Lenders and Issuers and as collateral agent for the Secured Parties, Comerica Bank, as syndication agent for the Lenders and Issuers and Credit Suisse First Boston, as documentation agent for the Lenders and Issuers, pursuant to which the Lenders and Issuers have severally agreed to make and continue certain extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

         WHEREAS, the Borrowing Subsidiaries, the Existing Lenders and the Administrative Agent have agreed to amend and restate the Existing Guaranty Agreements to provide for such amendments on the terms set forth in this Guaranty, which Guaranty shall become effective upon the Effective Date;

         WHEREAS, it is the intent of the parties hereto that this Guaranty not constitute a novation of the obligation and liabilities existing under the Existing Guaranty Agreements or evidence payment of all or any of such obligations and liabilities, that this Guaranty amend and restate in its entirety the Existing Guaranty Agreements, and that from and after the Effective Date the Existing Guaranty Agreements be of no further force or effect except as to evidence the incurrence of the obligations of the Guarantors thereunder and the representations and warranties made thereunder;

         WHEREAS, the Company is the sole direct or indirect shareholder of each Subsidiary Guarantor and each Subsidiary Guarantor is an affiliate of each Borrowing Subsidiary; and

         WHEREAS, each Guarantor that is a Borrower will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to itself and the other Borrowers under the Credit Agreement and each other Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement; and

         WHEREAS, as a condition to the making of the Loans and the issuance of the Letters of Credit and Bankers' Acceptances that each Guarantor execute and deliver this Guaranty for the benefit of the Guarantied Parties;

         NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1. GUARANTY.


         (a) To induce the Lenders to make the Loans and issue the Bankers' Acceptances and the Issuers to issue Letters of Credit, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, all of


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the Guaranteed Obligations (as defined below) of such Guarantor, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, and whether enforceable or unenforceable as against the Borrowers, now or hereafter existing, or due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

         (b) "Guarantied Obligations" of any Guarantor means (i) in the case of the Company, the Obligations of the Borrowing Subsidiaries, (ii) in the case of each Canadian Borrower, (A) prior to the Canadian Subsidiary Release Date, the Obligations of each of the other Borrowers and (B) from and after the Canadian Subsidiary Release Date, the Obligations of the other Canadian Borrower, (iii) in the case of each Guarantor that is a Domestic Subsidiary of the Company, the Obligations of all the Borrowers and (iv) in the case of each Guarantor that is a Canadian Subsidiary of the Company, (A) prior to the Canadian Subsidiary Release Date, the Obligations of all the Borrowers and (B) from and after the Canadian Subsidiary Release Date, the Obligations of the Canadian Borrowers.

         (c) Each Guarantor further agrees that, if any payment made by the Borrowers or any other person and applied to the Guarantied Obligations of such Guarantor is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Guarantied Party to any Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

         SECTION 2. LIMITATION OF GUARANTY. Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations for which any Subsidiary Guarantor shall be liable shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including section 548 of the Bankruptcy Code or any applicable provisions of comparable state law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor in respect of intercompany Indebtedness to the Borrowers to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Subsidiary Guarantor hereunder) and (b) to the value as assets of such Subsidiary Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation,


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contribution, reimbursement, indemnity or similar rights held by such Subsidiary
Guarantor pursuant to (i) applicable law, (ii) Section 3 of this Guaranty or
(iii) any other agreement providing for an equitable allocation among such Subsidiary Guarantor and other Subsidiaries or Affiliates of the Company of obligations arising under this Guaranty or other guaranties of the Obligations by such parties.

         SECTION 3. CONTRIBUTION. To the extent that any Subsidiary Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Subsidiary Guarantor from the Loans, Letters of Credit and Bankers' Acceptances (other than, in the case of Guarantors that are Borrowers, any such benefit received directly as a Borrower) and (ii) the amount which such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guarantied Obligations (excluding the amount thereof repaid by the Borrowers) in the same proportion as such Subsidiary Guarantor's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Subsidiary Guarantors at the date enforcement hereunder is sought, then such Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Subsidiary Guarantors at the date enforcement hereunder is sought; provided however, that no Subsidiary Guarantor shall reimburse any other Guarantor for any amount which does not relate to such Subsidiary Guarantor's Guarantied Obligations.

         SECTION 4. AUTHORIZATION; OTHER AGREEMENTS. The Guarantied Parties are hereby authorized, without notice to or demand upon any Guarantor, which notice or demand is expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to:

         (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including, without limitation, the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them, including, without limitation, any increase or decrease of principal or the rate of interest thereon;

         (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligations, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them;

         (c) accept partial payments on the Obligations;

         (d) receive, take and hold additional security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

         (e) settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;


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         (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations or any part of them and otherwise deal with the Borrowers or any other guarantor, maker or endorser;

         (g) apply to the Obligations any and all payments or recoveries from the Borrowers, from any other guarantor, maker or endorser of the Obligations or any part of them or from any Guarantor to the Obligations in such order as provided herein whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;

         (h) apply any and all payments or recoveries from any Guarantor of the Guarantied Obligations or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties, or any of them, whether or not such indebtedness or obligations relate to the Guarantied Obligations; and

         (i) refund at any time any payment received by any Guarantied Party in respect of any of the Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including, without limitation, any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations which impairs any subrogation, reimbursement or other right of such Guarantor).

         SECTION 5. GUARANTY ABSOLUTE AND UNCONDITIONAL. Each Guarantor hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of:

         (a) the invalidity or unenforceability of any of the Borrowers' obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guarantied Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations or any part of them;

         (b) the absence of any attempt to collect the Guarantied Obligations or any part of them from any Borrower or other action to enforce the same;

         (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

         (d) any Guarantied Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

         (e) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;


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         (f) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

         (g) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Borrower, any Guarantor or any of the Company's other Subsidiaries, including without limitation, any discharge of, or bar or stay against collecting, all or any of the Obligations (or any part of them or interest thereon) in or as a result of any such proceeding;

         (h) any action taken by any Guarantied Party that is authorized hereby;

         (i) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party's rights under the UCC or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property; or

         (j) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.

         SECTION 6. WAIVERS. Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of any Borrower. Each Guarantor shall not, until the Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against any Borrower or set off any of its obligations to any Borrower against any obligations of such Borrower to it. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

         SECTION 7. RELIANCE. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of each Borrower and any and all endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to any Guarantor.

         SECTION 8. WAIVER OF SUBROGATION AND CONTRIBUTION RIGHTS. Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against any Borrower or any right of reimbursement or contribution or similar right against any Borrower by reason of this Agreement or by any payment made by Guarantor in respect of the Guarantied Obligations.


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         SECTION 9. SUBORDINATION. Each Guarantor hereby agrees that any
Indebtedness of any Borrower now or hereafter owing to any Guarantor, is hereby subordinated to all of the Obligations, whether heretofore, now or hereafter created (the "Guarantor Subordinated Debt"), and that, except as permitted under
Section 6.7 of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, each Borrower shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guarantied Obligations as provided in Section 2.14(f) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Guarantied Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against the Borrowers in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of any Borrower.

         SECTION 10. DEFAULT; REMEDIES. The obligations of each Guarantor hereunder are independent of and separate from the Guarantied Obligations. If any of the Guarantied Obligations is not paid when due, or upon any Event of Default hereunder or upon any default by any Borrower as provided in any other instrument or document evidencing all or any part of the Guarantied Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of the Guarantied Obligations then due, without first proceeding against such Borrower or any other guarantor of the Obligations, or against any Collateral under the Loan Documents or joining such Borrowers or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations of any Guarantor (i) any indebtedness due or to become due from any Guarantied Party to such Guarantor and (ii) any moneys, credits or other


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property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

         SECTION 11. IRREVOCABILITY. This Guaranty shall be irrevocable as to any and all of the Obligations until the Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

         SECTION 12. SETOFF. Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guarantied Obligations of such Guarantor
(i) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of such Guarantied Party or Affiliate.

         SECTION 13. NO MARSHALLING. Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations of such Guarantor.

         SECTION 14. ENFORCEMENT; AMENDMENTS; WAIVERS. No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by any Borrowers or any other guarantor of all or any of the Obligations, or any Guarantor of all or any part of the Guarantied Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to such Borrower or such Guarantor, as applicable, specifying such waiver, and is signed by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent


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jurisdiction of the amount of any principal and/or interest owing by any
Borrower to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

         SECTION 16. REPRESENTATIONS AND WARRANTIES; COVENANTS. Each Guarantor that is not a Borrower hereby (a) represents and warrants that the representations and warranties as to it made by the Borrowers in Article IV of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) of the Credit Agreement and (b) agrees to take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

         SECTION 17. GOVERNING LAW. This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

         SECTION 18. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

         (a) Any legal action or proceeding with respect to this Guaranty, and any of the other Loan Documents, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

         (b) Each Guarantor that is a Canadian Subsidiary hereby irrevocably designates, appoints and empowers CT Corporation System (telephone no: 212 894
8440) (telecopy no: 212 894 8790) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Guaranty or any of the other Loan Documents. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's above address, and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Guarantor care of the Company at its address specified in Section 9.8 of the Credit Agreement. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (c) Nothing contained in this Section 18 shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

         (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

         SECTION 19. WAIVER OF JURY TRIAL. Each of the Administrative Agent, the other Guarantied Parties and each Guarantor irrevocably waives trial by jury in any action or proceeding with respect to this Guaranty and any of the other Loan Documents.

         SECTION 20. NOTICES. Any notice or other communication herein required or permitted shall be given as provided in Section 9.8 of the Credit Agreement and, in the case of any Subsidiary Guarantor, to such Guarantor in care of the Company.

         SECTION 21. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 22. ADDITIONAL GUARANTORS. Each of the Guarantors agrees that, if pursuant to Section 5.7 of the Credit Agreement the Borrowers shall be required to cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, or if for any reason the Borrowers desire any such Subsidiary to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

         SECTION 23. COLLATERAL. Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Collateral Agent, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, in favor, or for the benefit, of any Person other than the Collateral Agent, for the benefit of the Secured Parties, except as permitted by the Credit Agreement.

         SECTION 24. COSTS AND EXPENSES. Each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

         SECTION 25. WAIVER. Each Guarantor hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damage in any legal action or proceeding in respect of this Guaranty or any of the other Loan Documents.

         SECTION 26. ENTIRE AGREEMENT. This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

                  IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.



                                        Borrowers:

                                        OXFORD AUTOMOTIVE, INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        BMG NORTH AMERICA LIMITED


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        OXFORD SUSPENSION LTD.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        Subsidiary Guarantors:


                                        LOBDELL EMERY CORPORATION
                                        LEWIS EMERY CAPITAL CORPORATION
                                        PARALLEL GROUP INTERNATIONAL, INC.
                                        LASERWELD INTERNATIONAL, L.L.C.
                                        CONCEPT MANAGEMENT CORPORATION
                                        CREATIVE FABRICATION CORPORATION
                                        WINCHESTER FABRICATION CORPORATION
                                        OASP, INC.
                                        OASP II, INC.
                                        RPI HOLDINGS, INC.
                                        RPI, INC.
                                        PRUDENVILLE MANUFACTURING INC.
                                        OXFORD SUSPENSION, INC.
                                        HOWELL INDUSTRIES, INC.
                                        CE TECHNOLOGIES, INC.
                                        TOOL AND ENGINEERING COMPANY


                           SIGNATURE PAGE TO GUARANTY

                                           BMG HOLDINGS, INC.
                                           976459 ONTARIO LIMITED
                                           829500 ONTARIO LIMITED




                                           By:
                                                --------------------------------
                                                Name:
                                                Title:





Acknowledged and agreed to
as of the date first above written:

CITICORP USA, INC.,
 as Administrative Agent


By:
   --------------------------------
   Name:
   Title:


                           SIGNATURE PAGE TO GUARANTY

                                                                       EXHIBIT A



                               GUARANTY SUPPLEMENT

                  The undersigned hereby agrees to be bound as a Guarantor for
purposes of the Guaranty dated as of           ,      (the "Guaranty"), among
Oxford Automotive, Inc. (the "Company") and certain Subsidiaries of the Company listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

                  Agreed to this   day of             ,    .
                                ---      ------------- ----



                                        [NAME OF SUBSIDIARY GUARANTOR]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


Acknowledged and agreed to
as of the date set forth above:

CITICORP USA, INC.,
as Administrative Agent


By:
   -----------------------------
     Name:
     Title:




                               GUARANTY SUPPLEMENT